SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2013

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, California 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 19, 2013, International Stem Cell Corporation (the “Company”) entered into subscription agreements with certain investors (the “Investors”) relating to the sale and issuance by the Company of (i) 20,000,000 units (each a “Unit”, and collectively, the “Units”), with each Unit consisting of (x) one share of common stock, par value $0.001 per share, of the Company (“Common Stock”) and (y) one Series A Warrant to purchase one share of the Company’s Common Stock at an exercise price of $0.15 per share (each a “Series A Warrant”, and collectively, the “Series A Warrants”) and (ii) 20,000,000 Series B Warrants, each to purchase one Unit, (each a “Series B Warrant”, and collectively, the “Series B Warrants” and together with the Series A Warrants, “Warrants”) for aggregate gross proceeds of $3,000,000, before placement agent fees and other estimated offering expenses fees (the “Offering”). The Units will not be issued or certificated. The Investors will receive only shares of Common Stock, Series A Warrants and Series B Warrants. The Common Stock, the Series A Warrants and the Series B Warrants may be transferred separately immediately upon issuance. The Investors in the Offering will receive one Series B Warrant for each Unit purchased by them in the Offering. Dr. Andrey Semechkin, the Company’s Co-Chairman and Chief Executive Officer, purchased 5,998,999 Units in the Offering and Ruslan Semechkin, the Company’s Vice President of Research and Development, purchased 667,667 units in the offering for an aggregate price of approximately $1,000,000.

On July 19, 2013, the Company also entered into a placement agent agreement (the “Placement Agent Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act on a reasonable best efforts basis for the Offering. The Company will pay the Placement Agent a cash fee equal to 5% of the gross proceeds from the Offering. The Company will also issue the placement agent warrants to purchase units equal to 5% of the aggregate number of Units issued in the Offering (each a “Placement Agent Warrant”, and collectively, the “Placement Agent Warrants”), except that Placement Agent Warrants shall not be issued to the Placement Agents in connection with the Units issued to Andrey Semechkin and Ruslan Semechkin. The Placement Agent Warrants will have substantially the same terms as the Series B Warrants, except that the Placement Agent Warrants will (i) have an exercise price of $0.15 per unit, subject to adjustments similar to those applicable to the Series A Warrants, (ii) have a term of five years, (iii) provide for a cashless exercise, and (iv) otherwise comply with the requirements of the Financial Institutions Regulatory Authority, Inc. The Company will pay the Placement Agent a cash solicitation fee equal to 5% of the gross proceeds, if any, received by the Company upon the exercise of the Series B Warrants offered hereby under certain circumstances and will reimburse the Placement Agent for its reasonable out-of-pocket expenses up to $75,000. The Company estimates that the total expenses of the Offering, excluding the placement agent fees, will be approximately $390,000.

The Series A Warrants are immediately exercisable at an initial exercise price of $0.15 per share and will expire on the fifth anniversary of the initial date of issuance. The Series A Warrants will be issued separately from the Common Stock included in the Units, and may be transferred separately immediately thereafter. If the Series B Warrants are exercised in full, the Company will issue additional Series A Warrants to purchase up to an aggregate of 20,000,000 shares of the Company’s Common Stock. All Series A Warrants will have the same expiration date.

The Series B Warrants are immediately exercisable at an initial exercise price of $0.15, subject to adjustment. Beginning at the close of trading on the 60th trading day following the date of issuance, and effective beginning on the fifth trading day immediately preceding such 60th trading day, the Series B Warrants will be exercisable at a per unit exercise price equal to the lower of (i) the then-effective exercise price per unit and (ii) 80% of the closing bid price of the Company’s Common Stock on such 60th trading day. If prior to the close of trading on the 60th trading day after the date of issuance (or on any of the five trading days immediately preceding such day), a holder of the Series B Warrants has delivered one or more exercise notices to the Company and paid all or any part of the exercise price with respect thereto, then on the first trading day immediately following such 60th trading day the Company shall deliver to such holder an amount in cash equal to the positive difference (if any) between (x) the exercise price actually paid by such holder and (y) the product of (I) the aggregate number of units elected to be purchased in such exercise notices, multiplied by (II) 80% of the closing bid price of the Company’s Common Stock on such 60th trading day. The Series B Warrants will expire at the close of business on the 65th trading day following the date of issuance. The Series B Warrants will be issued separately from the Common Stock and the Series A Warrants included in the Units, and may be transferred separately immediately thereafter. Series B Warrants will be issued in certificated form only. Investors in the Offering will receive one Series B Warrant for each Unit purchased by them in the Offering. No additional consideration will be payable by Investors for the Series B Warrants.

Neither the Series A Warrants nor the Series B Warrants will be listed on any national securities exchange or other trading market, and no trading market for such Warrants is expected to develop.

The exercise price and number of shares of Common Stock issuable upon exercise of the Series A Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction, as described in the Series A Warrants. The Series A Warrants also contain full ratchet anti-dilution protection upon the issuance of any Common Stock, securities convertible into Common Stock, or certain other issuances at a price below the then existing exercise price of the Series A Warrants, with certain exceptions. The exercise price and number of Units issuable on exercise of the Series B Warrants will be subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction, as described in the Series B Warrants.

The Series A Warrants will be exercisable on a “cashless” basis in certain circumstances. In addition, in the event of a fundamental transaction that is (i) an all cash or substantially all cash transaction, (ii) a “Rule 13e 3 transaction” as defined in Rule 13e 3 under the Securities Exchange Act of 1934, as amended, or (iii) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 45 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the Series A Warrant as determined in accordance with the Black Scholes option pricing model.

The net proceeds to the Company from the Offering, after deducting placement agent fees and the estimated offering expenses borne by the Company, and excluding the proceeds, if any, from the exercise of the warrants issued in the offering, are expected to be approximately $2.5 million. The Offering is expected to close on July 24, 2013, subject to customary closing conditions. After giving effect to the Offering, but without giving effect to the exercise of the Warrants being offered, the Company will have 132,590,815 shares of Common Stock outstanding.

This description of the Offering is a summary only, is not intended to be complete, and is qualified in its entirety by reference to the Placement Agent Agreement, the form of Series A Warrant, the form of Series B Warrant, the form of Placement Agent Warrant and the form of Subscription Agreement, which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

The shares of Common Stock, Series A Warrants, Series B Warrants and the Placement Agent Warrants are being issued pursuant to a registration statement on Form S-1, as amended (File No. 333-184493), which was declared effective by the Securities and Exchange Commission on July 18, 2013.

On July 19, 2013, the Company issued a press release announcing the offering. A copy of the press release is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

By:	/s/ Jay Novak
Jay Novak Interim Chief Financial Officer

Dated: July 19, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.7	Form of Series A Warrant

4.8	Form of Series B Warrant

4.9	Form of Placement Agent Warrant

10.1	Form of Subscription Agreement

10.2	Placement Agent Agreement

99.1	Press Release dated July 19, 2013